UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(914) 428-9098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Registrant has had in effect the following Agreements (the “Existing Agreements”):

1.	Change of Control Agreement with Fredric M. Zinn, dated March 3, 2006, as amended on July 18, 2006, included in Registrant’s Forms 8-K filed on March 6, 2006 and March 1, 2007.

2.	Change of Control Agreement with Harvey F. Milman, dated March 3, 2006, as amended on July 18, 2006, included in Registrant’s Forms 8-K filed on March 6, 2006 and March 1, 2007.

3.	Change of Control Agreement with Joseph S. Giordano III, dated July 18, 2006.

4.	Change of Control Agreement with John F. Cupak, dated July 26, 2006.

5.	Change of Control Agreement with Christopher L. Smith, dated July 17, 2006.

Registrant amended and restated the Existing Agreements primarily to comply with recently-effective Section 409A of the Internal Revenue Code of 1986, as amended, to reflect changes in offices now held by the named executives, and to incorporate certain administrative changes.  None of the amendments or changes are material.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10.01	Amended and Restated Change of Control Agreement between Registrant and Fredric M. Zinn, dated December 23, 2008.

10.02	Amended and Restated Change of Control Agreement between Registrant and Harvey F. Milman, dated December 23, 2008.

10.03	Amended and Restated Change of Control Agreement between Registrant and Joseph S. Giordano III, dated December 23, 2008.

10.04	Amended and Restated Change of Control Agreement between Registrant and John F. Cupak, dated December 23, 2008.

10.05	Amended and Restated Change of Control Agreement between Registrant and Christopher L. Smith, dated December 23, 2008.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III
Chief Financial Officer and Treasurer

Dated: January 8, 2009